UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K

                       Current Report
                         Pursuant to
                   Section 13 or 15(d) of
             The Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported):
                      November 2, 1998



                    CITIZENS CORPORATION
                    --------------------
(Exact name of Registrant as specified in its charter)


        Delaware                   1-11714              04-3178765
        --------                   -------              ----------
(State or other jurisdic-  (Commission File Number)  (I.R.S. Employer
 tion of Incorporation)                               I.D. Number)



   440 Lincoln Street, Worcester, Massachusetts 01653
   --------------------------------------------------
        (Address of Principal Executive Offices)
                        (Zip Code)
                     (508) 855-1000
                     --------------
   (Registrant's Telephone Number including area code)



                    Page 1 of 7 pages
                 Exhibit Index on page 4






Item 5.  Other Events.

     On October 29, 1998, Citizens Corporation announced its financial results for the three months ended
September 30, 1998. A copy of the press release is attached as Exhibit 99 and is incorporated herein by reference.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE `SAFE
HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

Forward-Looking Statements

The  Company wishes to caution readers that the following
important  factors,  among others,  in  some  cases  have
affected  and  in the future could affect, the  Company's
actual  results  and  could cause  the  Company's  actual
results  for  1998 and beyond to differ  materially  from
those  expressed  in any forward-looking statements  made
by,  or  on  behalf of, the Company.  When  used  in  the
attached  press release, words "believes," "anticipated,"
"expects"   and  similar  expressions  are  intended   to
identify   forward-looking  statements.   See  "Important
Factors  Regarding Forward-Looking Statements"  filed  as
Exhibit  99.1  to  the Company's 1997  Annual  Report  to
Shareholders.

Factors   that  may  cause  actual  results   to   differ
materially   from   those  contemplated   or   projected,
forecast,  estimated or budgeted in such forward  looking
statements   include   among   others,   the    following
possibilities:   (i) adverse catastrophe  experience  and
severe  weather; (ii) adverse loss development for events
the  Company  insured  in prior years;  (iii)  heightened
competition,  including  the  intensification  of   price
competition,  the  entry  of  new  competitors,  and  the
introduction   of  new  products  by  new  and   existing
competitors;  (iv) adverse state and federal legislation,
including  decreases  in  rates, limitations  on  premium
levels,   increases  in  minimum  capital   and   reserve
requirements,  benefit  mandates,  limitations   on   the
ability  to  manage  care  and  utilization,  liabilities
related  to  tobacco  products,  and  tax  treatment   of
insurance products; (v) changes in interest rates causing
a  reduction of investment income or in the market  value
of  interest rate sensitive investments; (vi) failure  to
obtain  new  customers,  retain  existing  customers   or
reductions  in  policies in force by existing  customers;
(vii)  higher service, administrative, or general expense
due  to  the  need for additional advertising, marketing,
administrative   or   management   information    systems
expenditures;   (viii)   loss  or   retirement   of   key
executives;  (ix)  increases in medical costs,  including
increases  in  utilization, costs  of  medical  services,
pharmaceuticals,  durable  medical  equipment  and  other
covered  items; (x) termination of provider contracts  or
renegotiation at less cost-effective rates  or  terms  of
payment; (xi) changes in the Company's liquidity  due  to
changes   in   asset   and  liability   matching;   (xii)
restrictions on insurance underwriting, based on certain criteria; (xiii) adverse changes in the ratings obtained by independent rating agencies such as Moody's, Standard and Poors and A.M. Best; and (xiv) uncertainty related to the Year 2000 Issue.

Item 7.  Financial Statements and Exhibits.

Exhibit 99 Press Release dated October 29, 1998, announcing Citizens Corporation third quarter financial results.





















                       SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CITIZENS
                                   CORPORATION



                                   By:/s/  Edward J. Parry III
                                      ------------------------
                                      Edward J. Parry III
                                      Vice President,Chief
                                      Financial Officer, and
                                      Treasurer


Date:  November 2, 1998






































Exhibit Index
-------------

Exhibit 99 Press Release dated October 29, 1998,announcing Citizens Corporation third quarter financial results.





















































                       Exhibit 99
                       ----------

              CITIZENS CORPORATION REPORTS
    THIRD QUARTER OPERATING INCOME OF $0.37 PER SHARE

     WORCESTER,  Mass.,  October  29,  1998  -   Citizens
Corporation (NYSE: CZC) today reported third quarter net operating income of $13.0 million, or $0.37 per share, compared to $12.2 million, or $0.35 per share in 1997.
Net operating income excludes net realized investment gains and losses and other non-recurring gains and charges, net of taxes.

     Growth  in  earned premium and lower  expenses  more
than  offset  the adverse impact of increased catastrophe
losses of $18.6 million in the quarter, compared to  $9.1
million  in  the same year earlier period.   Year-to-date
catastrophe losses of $47.3 million at September 30, represented the worst catastrophe experience in any single year of Citizens' history.

      Net  operating  income for nine  months  was  $43.6
million, or $1.24 per share, compared to $45.7 million, or $1.30 per share

     Third quarter net income was $30.0 million, or $0.85
per  share, up from $17.3 million, or $0.50 per share  in
1997.   Net income for nine months was $65.0 million,  or
$1.85 per share, up from $62.3 million, or $1.77 per share in 1997.

     On   October  27,  Allmerica  Financial  Corporation
(NYSE: AFC) announced that it, or one of its subsidiaries
will  make  a tender offer of $29 per share for  the  5.9
million   outstanding  common  shares,  or  16.8  percent
minority interest of Citizens which it does not already own.

Operating Results

     Net  premiums earned increased to $220.8 million for
the third quarter of 1998, from $214.6 million last year.
Net   earned   premium  excluding  workers'  compensation
increased   5.5  percent;  rate  cuts  in  the   workers'
compensation  line resulted in a 16.6percent  decline  in
workers' compensation premium.  Through nine months,  net
premiums  earned were $659.2 million, compared to  $634.6
million in the same period last year. Growth in earned premiums and a decrease in underlying expenses were offset by increased catastrophe losses.

     Loss  and  loss  adjustment expenses for  the  third
quarter  were $180.9 million and $171.2 million, in  1998
and   1997,  respectively.   Pretax  catastrophe   losses
included   were   $18.6   million   and   $9.1   million,
respectively.   Two  weather-related events  centered  in
Michigan added 8.4 points to the combined ratio for the quarter, bringing the nine month combined ratio to 103.5.

            Policy  acquisition  and  other  underwriting
expenses  were  $53.3 million for the  third  quarter  of
1998,  compared to $55.5 million last year, due primarily
to  lower  employee-related costs. The expense ratio  for
the third quarter improved to 24.1 in 1998, from 25.9  in
the same 1997 period.  Through nine months, expenses were
$166.8  million  and $168.0 million  in  1998  and  1997,
respectively.   The nine-month expense  ratio  was  25.3,
down from 26.5 reported for nine months last year.

Investment Results

     Third   quarter  net  investment  income  was  $25.1
million,  compared  to $25.2 million  in  the  same  1997
period.   Through nine months, net investment income  was
$75.8 million, and $74.9 million in 1998 and 1997, respectively.

     After-tax  net realized investment gains were  $17.0
million  for the third quarter of 1998, compared to  $5.4
million  of after-tax net realized losses for  the  third
quarter of 1997. After-tax net realized investment  gains
through the first nine months of 1998 were $21.4 million,
compared  to  $17.8  million  in  1997.   Realized  gains
principally related to the sale of appreciated equities.

Statutory Combined Ratio

     Citizens' statutory combined ratio was 105.1 for the
third quarter of 1998, basically unchanged from the 105.0
reported  for  the  third quarter of 1997.   Catastrophe-
related  losses in the 1998 quarter added 8.4  points  to
the  combined ratio, compared to 4.2 points for the  same
quarter last year.  Through the first nine months of both
1998  and  1997, the statutory combined ratio was  103.5.
Catastrophe-related  losses  added  7.2  points  to   the
combined ratio through the first three quarters of  1998,
compared  to  2.8 points for the same period  last  year.
Statutory    combined   ratios   include   policyholders'
dividends.

Balance Sheet

     At  the  close  of the third quarter,  shareholders'
equity  was $913.6 million, or $25.93 per share, compared
to  $872.9  million, or $24.75 per share at December  31,
1997.   Excluding the impact of SFAS No. 115, book  value
was $23.79 per share at September 30, 1998, compared to $22.15 per share at December 31, 1997.

Interim information is unaudited.

     Citizens  Corporation  is the  holding  company  for
Citizens   Insurance  Company  of  America,   a   leading
underwriter  of  personal  and  commercial  property  and
casualty  insurance  in  the  Midwest.  Citizens   is   a
subsidiary  of  Allmerica  Financial  Corporation  (NYSE:
AFC), the holding company for a diversified group of insurance and financial services companies based in Worcester, Mass.

                          -30-

CONTACTS:      Investors           Media
               ---------           -----
               Jean   Peters       Michael F. Buckley
               (508) 855-3599      (508) 855-3099
AF-37
10/29/1998





















CITIZENS CORPORATION
(in millions, except per share data)

                                    Quarter ended September 30,
                                       1998          1997
                                    --------------------------

Net income *                          $ 30.0        $ 17.3

Net income per share                  $ 0.85        $ 0.50

Weighted average shares                 35.2          35.3



     * Results for the third quarter of 1998 included $17.0 million of after-tax net realized investment gains. Third quarter 1997 results included $5.4 million of after-tax net realized investment gains. Through September 30, results in 1998 included $21.4 million of after-tax net realized investment gains. Results for the first nine months of 1997 included $17.8 million of after-tax net realized investment gains and a $1.2 million restructuring charge, net of taxes.

     The   impact  of  these  items  is  demonstrated  below  in   the
reconciliation from net operating income to net income per share:

                                    Quarter ended September 30,
                                       1998          1997
                                    ---------------------------

Net operating income                  $ 0.37        $ 0.35

Net realized gains on investments,
net of applicable federal income       0.48          0.15
taxes
Other, net of taxes                      -            -
                                    ---------------------------
Net income                            $ 0.85        $ 0.50
                                    ===========================

All figures reported are unaudited and are in accordance with generally accepted accounting principles.


